SHARE EXCHANGE AGREEMENT


            This SHARE EXCHANGE AGREEMENT (this "Agreement"), dated as of August 28, 2000, is by and between AT&T Corp., a New York corporation ("AT&T"), and At Home Corporation, a Delaware corporation ("Excite@Home"). Capitalized terms used herein and not otherwise defined have the meanings specified in the letter agreement among the parties hereto, Comcast Corporation ("Comcast") and Cox Communications, Inc. ("Cox") dated March 28, 2000 (including the term sheets attached thereto, the "Letter Agreement").

                                    RECITALS:


            A. The Letter Agreement provides for Excite@Home to exchange certain shares of Excite@Home Series A common stock, par value $.01 per share ("Series A Common Stock"), beneficially owned by AT&T for shares of Excite@Home Series B common stock, par value $.01 per share ("Series B Common Stock"), on the terms and conditions set forth therein. In addition, the Letter Agreement contemplated the delivery of definitive agreements and instruments incorporating and expanding upon such terms and conditions. This Agreement is a part of such definitive documentation, and replaces the rights and obligations set forth in
Part 2(k) of Annex B to the Letter Agreement.


            B. The consummation of the Share Exchange (as defined below) shall be subject to (a) effectiveness of the Charter Amendment, (b) receipt of any required approval of the Nasdaq Stock Market, Inc. or an alternative national securities exchange, including with respect to the extra voting power attached to shares of Series B Common Stock to be issued pursuant to Annex B of the Letter Agreement (including pursuant to the warrants contemplated by such Annex
B) (the "Nasdaq Condition"), and (c) receipt of any other consents, approvals and waivers as may be necessary to consummate the transactions contemplated by the Term Sheets in a manner that results in the economic effects contemplated thereby, in each case on or prior to September 30, 2000 (collectively, the "Share Exchange Conditions").


            In consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                             I. THE SHARE EXCHANGE

            1.1 Exchange of Series A Common Stock for Series B Common Stock.
                ------------------------------------------------------------
Subject to the terms and conditions of this Agreement, Excite@Home agrees to issue to Purchaser (as defined below), and Purchaser agrees to acquire from Excite@Home (the "Share Exchange"), at the Closing, a number of shares of Series B Common Stock (the "Series B Shares") equal to the Warrant Number (as defined below) in consideration of and in exchange for an equal number of shares of Series A Common Stock beneficially owned by AT&T (the "Exchanged Shares"). The "Warrant Number" is 55,795,578, which was determined as the result of two multiplied by the total number of homes passed by AT&T's cable systems, including cable systems under contract to be acquired by AT&T but excluding homes passed by cable systems under contract to be divested by AT&T, as of the date of the Letter Agreement. "Purchaser" shall mean TCI Internet Holdings, Inc.


            1.2 Closing. (a) The closing of the Share Exchange (the "Closing")
                -------
shall take place at the offices of Wachtell, Lipton, Rosen & Katz at 51 West 52nd Street in New York, New York, or such other place as Excite@Home and AT&T shall mutually agree, at 10:00 a.m., local time, on a mutually agreed date occurring no later than the second business day following the satisfaction or waiver of the conditions to Closing set forth in Sections 5 and 6 hereof (other than any such conditions which are capable of being satisfied only at the Closing). The date on which the Closing occurs is referred to herein as the "Closing Date."


            (b) At the Closing, Excite@Home shall deliver to Purchaser a certificate or certificates registered in the name of Purchaser representing in the aggregate a number of shares of Series B Common Stock equal to the Warrant Number; and AT&T shall surrender or cause to be surrendered to Excite@Home the certificate or certificates of shares of Series A Common Stock beneficially owned by AT&T in a number of shares equal to the Warrant Number.


            (c) If AT&T surrenders or causes to be surrendered a number of shares of Series A Common Stock in excess of the Warrant Number at the Closing, Excite@Home shall promptly deliver to AT&T a certificate or certificates registered in the name of Purchaser representing in the aggregate a number of shares of Series A Common Stock equal to the excess of the number of shares of Series A Common Stock surrendered or caused to be surrendered by AT&T at the Closing over the Warrant Number.

               II. REPRESENTATIONS AND WARRANTIES OF EXCITE@HOME

            Excite@Home hereby represents and warrants to, and covenants with, AT&T as follows:

            2.1 Organization, Good Standing and Qualification. Excite@Home is a
                ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its businesses as currently conducted.


            2.2 Authorization. Excite@Home has full power and authority to
                -------------
execute, deliver and perform its obligations under this Agreement. All corporate action on the part of Excite@Home necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of Excite@Home hereunder has been taken or will be taken prior to Closing. This Agreement, when executed and delivered by Excite@Home, assuming the due execution and delivery thereof by AT&T, shall constitute a valid and legally binding obligation of Excite@Home, enforceable against it in accordance with its terms, subject to:
(a) judicial
principles limiting the availability of specific performance, injunctive relief and other equitable remedies, (b) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights, and (c) limitations on the enforceability of the indemnification and contribution provisions imposed by law or public policy.


            2.3 Consents and Approvals; No Conflict. The execution, delivery and
                -----------------------------------
performance of this Agreement and the consummation of each of the transactions contemplated hereby do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon Excite@Home's capital stock or assets pursuant to, (d) give any third party the right to accelerate any obligation under, (e) result in a violation of, or
(f) require any order, qualification, waiver, permit, authorization, consent, approval, exemption or other action by or from, or any registration, notice, declaration, application or filing to or with, any court or administrative or governmental body pursuant to (i) the Restated Certificate or the Restated Bylaws of Excite@Home, or (ii) any law, statute, rule or regulation to which Excite@Home is subject; PROVIDED, HOWEVER, that with respect to clause (f) of this Section 2.5, no representation or warranty is made as to any such requirements applicable to Excite@Home as a result of any facts that specifically relate to AT&T, any business in which AT&T has engaged or proposes to engage; PROVIDED FURTHER, that no representation or warranty is made as to compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations thereunder.


            2.4 Valid Issuance of Exchanged Shares. The Series B Shares, when
                ----------------------------------
issued, sold and delivered in accordance with the terms of this Agreement will be duly authorized, validly issued, fully paid and nonassessable, free of any liens, claims, charges, security interests, pledges or encumbrances of any kind (other than any of the foregoing created herein or by AT&T) and will possess all of the rights, privileges and preferences provided therefor in the Restated Certificate.


            2.5 No Registration Required. Based in part on the representations
                ------------------------
made by the Purchaser in Section 3 hereof, the issuance of the Series B Shares (assuming no change in applicable law and no unlawful distribution of the Series B Shares by AT&T) will be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and the registration and qualification requirements of applicable state securities laws.


            2.6   Nasdaq Approval.  The Nasdaq Condition has been satisfied.
                  ---------------

                  III. REPRESENTATIONS AND WARRANTIES OF AT&T

            AT&T, on behalf of itself and Purchaser, hereby represents and warrants to, and covenants with, Excite@Home as follows:

            3.1 Investment. Purchaser is acquiring the Series B Shares solely
                ----------
for the purpose of investment for Purchaser's own account, not as a nominee or agent, and not with a view to, or for offer or sale in connection with, any distribution thereof in any transaction which would be in violation of the securities laws of the United States of America or any state thereof. Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Series B Shares. Purchaser understands that the Series B Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.


            3.2  Accredited  Purchaser  Status.   Purchaser  is  an  "accredited
                 -----------------------------
investor" within  the  meaning  of  Regulation  D promulgated under the 1933
Act.


            3.3 Restricted Securities. Purchaser understands that the Series B
                ---------------------
Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or the availability of an exemption therefrom, and that in the absence of an effective registration statement covering such stock or an available exemption from registration, such shares must be held indefinitely. Purchaser shall not sell, transfer or otherwise dispose of any Series B Shares except in a manner fully consistent with its representations contained in this Section 3.3 and otherwise in full compliance with the terms and conditions of this Agreement, the Stockholders Agreement and the provisions of applicable law. Purchaser understands that no public market now exists for any of the Series B Common Stock and that Excite@Home is under no obligation to register any of the securities sold hereunder except as provided herein.


            3.4 Authorization. Purchaser is a corporation duly organized,
                -------------
validly existing and in good standing under the laws of its jurisdiction of organization and has full power and authority to execute, deliver and perform its obligations under each of this Agreement. Purchaser has taken all corporate action necessary to authorize the execution, delivery and performance of its obligations under this Agreement, and this Agreement, when executed and delivered by Purchaser, assuming the due execution and delivery thereof by Excite@Home, shall constitute a valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, subject to: (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief, and other equitable remedies; and
(ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights.


            3.5 Consents and Approvals; No Conflict. The execution, delivery and
                -----------------------------------
performance of this Agreement and the consummation of each of the transactions contemplated hereby do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon any material properties or assets pursuant to, (d) give any third party the right to accelerate any obligation under, (e) result in a violation of, or (f) require any order, qualification, waiver, permit, authorization, consent, approval, exemption or other action by or from, or any registration, notice, declaration, application or filing to or with, any court or administrative or governmental body pursuant to (i) the certificate of incorporation and bylaws or other similar constituent documents of Purchaser, or (ii) any law, statute, rule or regulation to which such Purchaser is subject; PROVIDED, HOWEVER, that with respect to clause (f) of this
Section 3.5, no representation or warranty is made as to any such requirements applicable to Purchaser as a result of the specific legal or regulatory status of Excite@Home, any business in which Excite@Home has engaged or proposes to engage.

            3.6 Disclosure of Information. Purchaser has received or has had
                -------------------------
full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Series B Shares and Exchanged Shares to be exchanged under this Agreement.

                           IV. ADDITIONAL AGREEMENTS

            4.1. Legends;  Notations.  The certificates  evidencing the Series B
                 -------------------
Shares shall be endorsed with the legends currently applicable to the Exchanged Shares.


            4.2 Reasonable Efforts. Each of AT&T and Excite@Home agrees to use
                ------------------
its reasonable best efforts to cause each condition to the Closing set forth in
Section 5 hereof, insofar as satisfaction of such condition requires any action by or otherwise is in the control of AT&T or Excite@Home, as the case may be, to be satisfied as soon as reasonably practicable and, in general, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as reasonably practicable the Share Exchange in accordance with the terms of this Agreement.

                      V. CONDITIONS TO AT&T'S OBLIGATIONS

            The obligation of AT&T and Purchaser to consummate the Share Exchange at the Closing is subject to the satisfaction or waiver of each of the following conditions:

            5.1 Share Exchange Conditions.  The Share Exchange Conditions shall
                -------------------------
have been satisfied.


            5.2 No Violation. There shall not be in effect any preliminary or
                ------------
permanent injunction or other order issued by any state or federal court or other legal prohibition against the consummation of the Share Exchange.


            5.3 Issuance of Shares. Excite@Home shall have delivered to
                ------------------
Purchaser the stock certificate or certificates representing the Series B Shares specified in Section 1.1.

                  VI. CONDITIONS TO EXCITE@HOME'S OBLIGATIONS

            The obligations of Excite@Home to consummate the Share Exchange is subject to the satisfaction or waiver of each of the following conditions:

            6.1   Share Exchange Conditions.  The Share Exchange Conditions
                  -------------------------
shall have been satisfied.


            6.2 No Violation. There shall not be in effect any preliminary or
                ------------
permanent injunction or other order issued by any state or federal court or other legal prohibition against the consummation of the Share Exchange.


            6.3 Exchanged Shares.  AT&T shall have  surrendered or caused to be
                ----------------
surrendered the stock certificate or certificates representing the Exchanged Shares described in Section 1.1.

                               VII. MISCELLANEOUS

            7.1   Governing Law.  This Agreement shall be governed by, and
                  -------------
construed in accordance with, in all respects the laws of the State of Delaware, without regard to the conflicts of law rules of such State.


            7.2 Successors and Assigns. Other than as and to the extent
                ----------------------
contemplated by the definition of "Purchaser" contained in Section 1.1 hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of each of the other parties hereto. Any assignment or delegation in contravention of this Agreement shall be void and shall not relieve the assigning or delegating party of any obligation hereunder. Subject to the foregoing provisions of this Section 7.2, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.


            7.3 Entire Agreement; Amendment. This Agreement supersedes the
                ---------------------------
provisions of Part 2(k) of Annex B to the Letter Agreement. This Agreement, the Stockholders Agreement, the Letter Agreement and any other agreements or documentation delivered in connection with the Letter Agreement constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and supersede all prior agreements and understandings, both written and oral, among the parties with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.


            7.4 Notices. All notices and other communications required or
                -------
permitted to be given by any provision of this Agreement shall be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested) or sent by hand or overnight courier, or by facsimile transmission (with acknowledgment received), charges prepaid and addressed to the intended recipient as follows, or to such other address or number as may be specified from time to time by like notice to the parties:


                  (a)   If to AT&T Corp and/or Purchaser:
                        --------------------------------

                        AT&T Corp.
                        295 North Maple Avenue
                        Basking Ridge, New Jersey 07920
                        Telecopy:
                        Attn:  Marilyn J. Wasser, Esq.

                        with copies to:

                        Wachtell, Lipton, Rosen & Katz
                        51 West 52nd Street
                        New York, New York  10019
                        Telecopy:  (212) 403-2000
                        Attention:  Steven A. Rosenblum, Esq.

                   (e)  If to Excite@Home:
                        -----------------

                        Excite@Home
                        450 Broadway Street
                        Redwood City, CA  94063
                        Telecopy: (650) 556-3430
                        Attn: Nancy Egan, Esq.

                        with copies to:

                        Fenwick & West LLP
                        Two Palo Alto Square
                        Palo Alto, CA  94306
                        Telecopy:  (415) 494-1417
                        Attention:  Gordon K. Davidson, Esq.

Any party may from time to time specify a different address for notices by like notice to the other party. All notices and other communications given in accordance with the provisions of this Agreement shall be deemed to have been given and received (i) four (4) business days after the same are sent by certified or registered mail, postage prepaid, return receipt requested, (ii) when delivered by hand or transmitted by facsimile (with acknowledgment received and, in the case of a facsimile only, a copy of such notice is sent no later than the next business day by a reliable overnight courier service, with acknowledgment of receipt) or (iii) one (1) business day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt.

            7.8 Expenses. Each of Excite@Home and AT&T shall bear its own
                --------
expenses and legal fees incurred on its behalf in connection with this Agreement and the transactions contemplated hereby.


            7.9 Counterparts. This Agreement may be executed in any number of
                ------------
counterparts with the same effect as if all parties hereto had signed the same document. Each counterpart shall be enforceable against the parties actually executing such counterpart, and all counterparts shall be construed together and shall constitute one instrument.


            7.10 Severability. In the event that any provision of this Agreement
                 ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; PROVIDED, that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                               AT HOME CORPORATION



                                    By: /s/ George Bell
                                        ----------------------------------------
                                        Name: George Bell
                                        Title: Chairman and Chief Executive
                                              Officer


                                    AT&T CORP.



                                    By: /s/ Marilyn J. Wasser
                                        ----------------------------------------
                                       Name: Marilyn J. Wasser
                                       Title: Vice President - Law and Secretary

                                      -9-